UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 22, 2010
CELANESE CORPORATION
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32410	98-0420726

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1601 West LBJ Freeway, Dallas, Texas   75234-6034
(Address of Principal Executive Offices)   (Zip Code)
Registrant’s telephone number, including area code: (972) 443-4000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.
     On February 1, 2010, Celanese Corporation (the “Company”) delivered notice to the holders of the Company’s 4.25% Convertible Perpetual Preferred Stock (the “Preferred Stock”), pursuant to which the Company called for the redemption of all 9.6 million outstanding shares of Preferred Stock. Holders of the Preferred Stock were entitled to convert each share of Preferred Stock into 1.2600 shares of the Company’s Series A Common Stock, par value $0.0001 per share (“Common Stock”), at any time prior to 5:00 p.m., New York City time, on February 19, 2010. As of such date, holders of Preferred Stock had elected to convert 9,591,276 shares of Preferred Stock into an aggregate of 12,084,942 shares of Common Stock. The 8,724 shares of Preferred Stock that remained outstanding after such conversions were redeemed by the Company on February 22, 2010 for 7,437 shares of Common Stock in accordance with the terms of the Preferred Stock. In addition to the Common Stock issued in respect of the shares of Preferred Stock converted and redeemed, the Company paid cash in lieu of fractional shares. In issuing these shares of Common Stock, the Company relied on the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 8.01	Other Events.
     In connection with the redemption of its Preferred Stock, on February 17, 2010, the Company received notice from the New York Stock Exchange (“NYSE”) that the NYSE filed with the Securities and Exchange Commission (the “SEC”) a “Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934” on Form 25, in order to effect the delisting of the Company’s Preferred Stock from the NYSE and the deregistration of the Preferred Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. The Company intends to file, with respect to the Preferred Stock, a “Certification of Termination of Registration of a Class of Security Under Section 12(g) or Notice of Suspension of Duty to File Reports Pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934” on Form 15 with the SEC in the near future.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELANESE CORPORATION
	By:	/s/ James R. Peacock III
		Name:	James R. Peacock III
Date: February 26, 2010		Title:	Vice President, Deputy General Counsel and Assistant Secretary

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